Exhibit 99

BMC Software Announces Fiscal 2013 Second Quarter Results

  Total bookings for the quarter rose 13 percent year-over-year
  ESM license bookings rose 44 percent sequentially and 2 percent year-over-year
  Non-GAAP diluted EPS for the quarter was 88 cents, up 1 percent year-over-year

HOUSTON--(BUSINESS WIRE)--October 31, 2012--BMC Software (NASDAQ: BMC), the recognized global leader in enterprise IT management, today announced results for the second quarter of its fiscal 2013.

GAAP net earnings for the second quarter were $98 million, or $0.61 per diluted share, versus $115 million and $0.65 per diluted share in the second quarter of fiscal 2012.

Non-GAAP net earnings for the quarter were $141 million, or $0.88 per diluted share, which reflects a non-GAAP effective tax rate for the quarter of 27 percent. Non-GAAP net earnings for the second quarter of fiscal 2012 were $153 million, or $0.87 per diluted share, which reflected a non-GAAP effective tax rate for the quarter of 28 percent. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

"BMC Software is clearly making progress in capturing growth in important markets, and we are seeing positive trends in a number of key areas,” said Bob Beauchamp, BMC's chairman and chief executive officer. "Product development success and overall innovation remain high – we are very excited about yesterday’s launch of BMC MyIT. Our ESM sales force has stabilized and is positioned for improved productivity. We remain highly profitable and financially strong. Management is making the changes necessary to focus even more sharply on our customers and our markets.”

The Company posted the following key results for the second quarter of fiscal 2013:

  Cloud-related license bookings rose nearly 30 percent in the fiscal 2013 first half compared to the fiscal 2012 first half;
  BMC's SaaS solutions added just under 90 new customers in the quarter, and Remedyforce’s customer base has increased nearly 60 percent so far in fiscal 2013;
  During the quarter, ESM operated at planned total sales capacity, and attrition was significantly below the year-ago level and the current year plan;
  MSM's non-GAAP operating margin improved 1 percentage point year-over-year to 62 percent;
  MSM continued to leverage its expertise in the mainframe market to expand or add customer relationships with 147 new product placements during the quarter; and
  During the second quarter, BMC continued its stock repurchase activities, spending $200 million to repurchase 4.8 million shares.

"As we had anticipated and discussed, ESM license bookings showed strong sequential growth during the quarter. The trends we are seeing in our ESM sales force continue to be positive," said Steve Solcher, BMC's chief financial officer. "These factors, combined with the mainframe renewal cycle, set us up well for continued improvement over the remainder of the year."

Fiscal 2013 Expectations

For fiscal 2013, BMC continues to expect non-GAAP diluted earnings per share in the range of $3.49 to $3.59 per share. At the midpoint, this would represent a 9 percent increase over fiscal 2012.

This range excludes an estimated $1.13 to $1.18 per share for non-GAAP adjustments, including expenses related to the amortization of intangible assets, stock-based compensation, severance, exit costs and related charges and proxy contest costs.

The assumptions underlying fiscal 2013 expectations have also been updated to reflect three factors: the impact of foreign currency exchange rates at today's rates, economic uncertainty and BMC's sales force transition. These assumptions include:

  Total bookings growth in the mid single digits, with growth on a constant currency basis in the mid to high single digits;
  ESM license bookings growth in the mid single digits, with growth on a constant currency basis in the high single digits;
  MSM total bookings decline in the low single digits, and flat to low single digits growth in constant currency with annualized bookings growth in the low double digits;
  Revenue growth in the mid single digits, with growth on a constant currency basis in the mid to high single digits;
  Non-GAAP operating margin slightly lower than the prior year;
  Other income at a loss of around $30 million;
  Weighted shares outstanding down mid to high single digits from the prior year; and
  A non-GAAP tax rate of 26 percent.

BMC expects full year fiscal 2013 cash flow from operations to be between $785 million and $835 million, which at the midpoint represents a 1 percent improvement over fiscal 2012, including the adverse impact from foreign currency exchange rates.

Fiscal 2013 Expectations

Conference Call

A conference call to discuss the fiscal 2013 second quarter is scheduled for today, October 31, 2012 at 4:00 pm Central Time. Those interested in participating may call (913) 312-1500 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at investors.bmc.com. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.
  Proxy contest costs. During the first quarter of fiscal 2013, the Company became engaged in a proxy contest initiated by a shareholder of the Company. The Company incurred approximately $6 million in unplanned proxy contest expenses during the first quarter of fiscal 2013, consisting primarily of outside financial advisory, legal, solicitation and consulting fees. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding such costs, in order to provide comparability and consistency with historical operating results.
  Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of approximately $6 million for the six months ended September 30, 2011, recorded in connection with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating corporate performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts closed and recorded in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business runs better when IT runs at its best.

Tens of thousands of IT organizations around the world -- from small and mid-market businesses to the Global 100 -- rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. BMC helps customers cut costs, reduce risk and achieve business objectives with the broadest choice of IT management solutions, including industry-leading Business Service Management and Cloud Management offerings. For the four fiscal quarters ended September 30, 2012, BMC revenue was approximately $2.2 billion. www.bmc.com

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2013 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2012 BMC Software, Inc.

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Quarter Ended September 30,		Percentage
	2011	2012	Change
Revenue:
License	$229.7	$209.2	(8.9)%
Maintenance	270.5	285.4	5.5%
Professional services	56.5	53.6	(5.1)%
Total revenue	556.7	548.2	(1.5)%

Operating expenses:
Cost of license revenue	39.3	40.5	3.1%
Cost of maintenance revenue	49.5	53.0	7.1%
Cost of professional services revenue	53.2	54.5	2.4%
Selling and marketing expenses	153.5	163.1	6.3%
Research and development expenses	38.3	32.3	(15.7)%
General and administrative expenses	51.0	55.9	9.6%
Amortization of intangible assets	10.9	10.9	-
Total operating expenses	395.7	410.2	3.7%
Operating income	161.0	138.0	(14.3)%
Other loss, net	(4.8)	(6.4)	33.3%
Earnings before income taxes	156.2	131.6	(15.7)%
Provision for income taxes	41.5	33.8	(18.6)%
Net earnings	$114.7	$97.8	(14.7)%

Diluted earnings per share	$0.65	$0.61	(6.2)%

Shares used in computing diluted earnings per share	176.0	160.3	(8.9)%

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Six Months Ended September 30,		Percentage
	2011	2012	Change
Revenue:
License	$419.2	$380.8	(9.2)%
Maintenance	535.1	564.2	5.4%
Professional services	104.8	107.6	2.7%
Total revenue	1,059.1	1,052.6	(0.6)%

Operating expenses:
Cost of license revenue	77.6	79.8	2.8%
Cost of maintenance revenue	93.3	103.9	11.4%
Cost of professional services revenue	100.6	112.2	11.5%
Selling and marketing expenses	298.2	327.8	9.9%
Research and development expenses	83.0	74.6	(10.1)%
General and administrative expenses	109.6	118.9	8.5%
Amortization of intangible assets	20.7	23.5	13.5%
Total operating expenses	783.0	840.7	7.4%
Operating income	276.1	211.9	(23.3)%
Other loss, net	(6.4)	(14.7)	129.7%
Earnings before income taxes	269.7	197.2	(26.9)%
Provision for income taxes	59.3	45.2	(23.8)%
Net earnings	$210.4	$152.0	(27.8)%

Diluted earnings per share	$1.18	$0.94	(20.3)%

Shares used in computing diluted earnings per share	178.3	162.1	(9.1)%

BMC SOFTWARE, INC. BALANCE SHEETS (In millions)

	Unaudited				Unaudited
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2011	2011	2011	2012	2012	2012

Current assets:
Cash and cash equivalents	$1,582.9	$1,459.7	$1,319.5	$1,496.9	$1,465.5	$1,311.2	(a)
Short-term investments	31.9	30.9	37.1	86.1	138.1	128.2	(a)
Trade accounts receivable, net	176.2	219.6	239.4	296.7	192.1	216.9
Trade finance receivables, net	99.0	52.5	74.2	108.0	64.2	68.5
Other current assets	173.3	170.4	165.6	193.2	181.3	179.9
Total current assets	2,063.3	1,933.1	1,835.8	2,180.9	2,041.2	1,904.7

Property and equipment, net	90.9	86.3	84.4	87.8	88.0	92.3
Software development costs, net	201.9	214.1	230.2	244.7	255.2	262.4
Long-term investments	64.1	61.9	57.4	52.6	44.6	45.9	(a)
Long-term trade finance receivables, net	132.8	59.0	55.7	80.1	51.4	56.2
Goodwill and intangible assets, net	1,648.2	1,612.4	1,606.2	1,978.1	1,944.7	1,938.0
Other long-term assets	236.5	222.8	218.5	240.2	239.7	236.2
Total assets	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8	$4,535.7

Current liabilities:
Trade accounts payable	$33.3	$32.1	$31.8	$31.5	$46.6	$44.5
Finance payables	1.0	0.4	2.2	1.2	1.9	7.7
Accrued liabilities	204.0	256.6	248.5	321.4	221.8	249.0
Deferred revenue	1,065.8	990.5	1,001.9	1,059.5	1,060.6	1,004.7
Total current liabilities	1,304.1	1,279.6	1,284.4	1,413.6	1,330.9	1,305.9

Long-term deferred revenue	1,002.7	903.7	868.5	934.4	899.2	837.3
Long-term borrowings	333.9	336.9	325.4	821.6	823.3	824.8
Other long-term liabilities	163.3	146.2	144.6	249.0	247.6	246.3
Total long-term liabilities	1,499.9	1,386.8	1,338.5	2,005.0	1,970.1	1,908.4

Total stockholders' equity	1,633.7	1,523.2	1,465.3	1,445.8	1,363.8	1,321.4

Total liabilities and stockholders' equity	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8	$4,535.7

(a) Total cash and investments	$1,678.9	$1,552.5	$1,414.0	$1,635.6	$1,648.2	$1,485.3

BMC SOFTWARE, INC. STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

Quarter Ended September 30,			Six Months Ended September 30,
2011	2012		2011	2012

		Cash flows from operating activities:
$114.7	$97.8	Net earnings	$210.4	$152.0
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
57.5	58.0	Depreciation and amortization	111.4	115.9
(0.3)	(5.2)	Deferred income tax benefit	(3.5)	(3.8)
30.8	36.9	Share-based compensation expense	61.6	74.5
4.1	0.1	Loss on investments, net and other	3.9	0.8
		Changes in operating assets and liabilities, net of acquisitions:
(45.4)	(24.4)	Trade accounts receivable	65.7	79.0
120.9	(8.3)	Trade finance receivables	109.7	64.5
(3.3)	0.3	Prepaid and other current assets	0.7	10.3
9.4	2.1	Other long-term assets	12.7	5.2
51.4	30.4	Accrued and other current liabilities	(63.7)	(57.9)
(174.3)	(122.5)	Deferred revenue	(64.5)	(149.0)
(4.9)	2.1	Other long-term liabilities	(9.0)	(2.0)
1.1	(0.8)	Other operating assets and liabilities	(12.3)	(3.4)
161.7	66.5	Net cash provided by operating activities	423.1	286.1

		Cash flows from investing activities:
10.5	22.0	Proceeds from maturities of investments	15.5	34.0
2.1	0.9	Proceeds from sales of investments	3.3	9.6
(12.2)	(13.6)	Purchases of investments	(18.9)	(79.4)
(3.0)	(12.5)	Cash paid for acquisitions, net of cash acquired, and other investments	(148.9)	(19.4)
(34.0)	(31.3)	Capitalization of software development costs	(62.8)	(63.3)
(7.0)	(6.1)	Purchases of property and equipment	(10.0)	(13.3)
-	(0.2)	Other investing activities	-	1.9
(43.6)	(40.8)	Net cash used in investing activities	(221.8)	(129.9)

		Cash flows from financing activities:
(225.0)	(200.0)	Treasury stock acquired	(405.5)	(350.0)
(1.3)	(3.1)	Repurchases of stock to satisfy employee tax withholding obligations	(23.0)	(20.0)
10.7	18.3	Proceeds from stock options exercised and other	37.1	38.9
1.0	0.5	Excess tax benefit from share-based compensation expense	12.6	3.4
(2.1)	(3.0)	Repayments of borrowings and capital lease obligations	(4.7)	(5.6)
(216.7)	(187.3)	Net cash used in financing activities	(383.5)	(333.3)

(24.6)	7.3	Effect of exchange rate changes on cash and cash equivalents	(19.0)	(8.6)
(123.2)	(154.3)	Net change in cash and cash equivalents	(201.2)	(185.7)
1,582.9	1,465.5	Cash and cash equivalents, beginning of period	1,660.9	1,496.9
$1,459.7	$1,311.2	Cash and cash equivalents, end of period	$1,459.7	$1,311.2

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses (In millions) (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2012	2011	2012

GAAP operating expenses	$395.7	$410.2	$783.0	$840.7

Share-based compensation expense	(30.8)	(36.9)	(61.6)	(74.5)

Amortization of intangible assets	(24.1)	(22.0)	(46.6)	(46.9)

Severance, exit costs and related charges	(0.5)	(1.5)	(2.6)	(6.9)

Proxy contest costs	-	-	-	(6.2)

Non-GAAP operating expenses	$340.3	$349.8	$672.2	$706.2

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income (In millions) (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2012	2011	2012

GAAP operating income	$161.0	$138.0	$276.1	$211.9

Share-based compensation expense	30.8	36.9	61.6	74.5

Amortization of intangible assets	24.1	22.0	46.6	46.9

Severance, exit costs and related charges	0.5	1.5	2.6	6.9

Proxy contest costs	-	-	-	6.2

Non-GAAP operating income	$216.4	$198.4	$386.9	$346.4

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin (In millions) (Unaudited)

	Quarter Ended September 30,			Quarter Ended September 30,			Quarter Ended September 30,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$556.7	$548.2	GAAP operating income:	$161.0	$138.0	GAAP operating margin:	29%	25%

			Share-based compensation expense	30.8	36.9

			Amortization of intangible assets	24.1	22.0

			Severance, exit costs and related charges	0.5	1.5

			Proxy contest costs	-	-

GAAP revenue:	$556.7	$548.2	Non-GAAP operating income:	$216.4	$198.4	Non-GAAP operating margin:	39%	36%

	Six Months Ended September 30,			Six Months Ended September 30,			Six Months Ended September 30,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$1,059.1	$1,052.6	GAAP operating income:	$276.1	$211.9	GAAP operating margin:	26%	20%

			Share-based compensation expense	61.6	74.5

			Amortization of intangible assets	46.6	46.9

			Severance, exit costs and related charges	2.6	6.9

			Proxy contest costs	-	6.2

GAAP revenue:	$1,059.1	$1,052.6	Non-GAAP operating income:	$386.9	$346.4	Non-GAAP operating margin:	37%	33%

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings (In millions) (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2012	2011	2012

GAAP net earnings	$114.7	$97.8	$210.4	$152.0

Share-based compensation expense	30.8	36.9	61.6	74.5

Amortization of intangible assets	24.1	22.0	46.6	46.9

Severance, exit costs and related charges	0.5	1.5	2.6	6.9

Proxy contest costs	-	-	-	6.2

Subtotal pre-tax reconciling items	55.4	60.4	110.8	134.5

Tax effect of above pre-tax items	(16.7)	(17.4)	(32.3)	(39.8)

Impact of certain discrete tax items	-	-	(6.2)	-

Non-GAAP net earnings	$153.4	$140.8	$282.7	$246.7

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2012	2011	2012

GAAP diluted earnings per share	$0.65	$0.61	$1.18	$0.94

Share-based compensation expense	0.18	0.23	0.35	0.46

Amortization of intangible assets	0.14	0.14	0.26	0.29

Severance, exit costs and related charges	-	0.01	0.01	0.04

Proxy contest costs	-	-	-	0.04

Subtotal pre-tax reconciling items	0.31	0.38	0.62	0.83

Tax effect of above pre-tax items	(0.09)	(0.11)	(0.18)	(0.25)

Impact of certain discrete tax items	-	-	(0.03)	-

Non-GAAP diluted earnings per share	$0.87	$0.88	$1.59	$1.52

Shares used in computing diluted earnings per share (in millions)	176.0	160.3	178.3	162.1

CONTACT:
BMC Software
Global Communications:
Mark Stouse, 281-468-1608
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com